UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 18, 2024
Latch, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39688	85-3087759
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1220 N Price Road, Suite 2, Olivette, MO 63132
(Address of principal executive offices, Including Zip Code)

(314) 200-5218
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Jamie Siminoff Separation and Advisory Agreement
On November 18, 2024 (the “Agreement Date”), Latch, Inc. (together with its subsidiaries, the “Company”) and Jamie Siminoff, the Company’s Chief Strategy Officer, mutually agreed that Mr. Siminoff would step down as the Company’s Chief Strategy Officer on December 31, 2024 (the “Siminoff Separation Date”). Mr. Siminoff will remain in his current role through the Siminoff Separation Date, after which he will serve in an advisory role through December 31, 2026 (such advisory services, the “Advisory Services,” and such date, the “Advisory End Date”). Mr. Siminoff will cease to serve as an “executive officer” of the Company under Rule 3b-7 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on the Siminoff Separation Date. Upon the Company’s request, in performing the Advisory Services, Mr. Siminoff is expected to, among other services, (i) meet with customers and stakeholders, (ii) assist or advise on product development, (iii) assist or advise on corporate development or strategic transactions and (iv) provide transition services. In addition, Mr. Siminoff will no longer be appointed as the Company’s Chief Executive Officer upon completion of the Company’s restatement of its consolidated financial statements for 2019, 2020, 2021 and the first quarter of 2022.
In connection with Mr. Siminoff’s transition to the advisory role described above, on the Agreement Date, Mr. Siminoff and the Company entered into a Separation and Advisory Agreement and Release (the “Siminoff Transition Agreement”), pursuant to the Latch, Inc. board of directors’ (the “Board”) exercise of discretion. Pursuant to the Siminoff Transition Agreement, the Company and Mr. Siminoff agreed to amend and restate that certain Common Stock Restriction Agreement, dated as of May 15, 2023, by and between the Company and Mr. Siminoff (the “Original Restriction Agreement”), as discussed in further detail below. In addition, under the Siminoff Transition Agreement, the Company agreed to reimburse Mr. Siminoff for up to $25,000 of legal expenses. The Siminoff Transition Agreement also contains certain releases of claims among the parties and provisions requiring Mr. Siminoff to protect the Company’s proprietary and confidential information that apply indefinitely.
Jamie Siminoff Amended and Restated Common Stock Restriction Agreement
Pursuant to an amended and restated common stock restriction agreement, which was entered into between Mr. Siminoff and the Company on the Agreement Date (the “Restated Restriction Agreement”), and in accordance with the terms of the Original Restriction Agreement, the Company is exercising its repurchase option with respect to 15,260,540 shares of the Company’s common stock held by Mr. Siminoff (the “Repurchased Shares”) for $0.00005080 per share (the “Repurchase Price”), or a total payment of $775.24. The Repurchased Shares represent 80% of the 19,075,675 shares of the Company’s common stock (the “Consideration Shares”) received by Mr. Siminoff in connection with the Company’s acquisition of Honest Day’s Work, Inc. (“HDW”) in July 2023.
Pursuant to the Restated Restriction Agreement, the 3,815,135 Consideration Shares that are not being repurchased by the Company (the “Remaining Shares”) are subject to transfer restrictions and an amended repurchase option (the “Amended Repurchase Option”) pursuant to which the Company has a right to repurchase the Remaining Shares at the Repurchase Price to the extent not released from the transfer restrictions and the Amended Repurchase Option by the fifth anniversary of the effective date of the Restated Restriction Agreement (the “Repurchase Trigger Date”).
The Remaining Shares are split into two tranches with different provisions governing their release from the transfer restrictions and the Amended Repurchase Option: the Separation Shares and the Advisory Shares (each as hereafter defined).
The “Separation Shares” consist of 2,861,351 shares (representing 75% of the Remaining Shares) and will be released from the transfer restrictions and the Amended Repurchase Option in equal tranches (each, a “Release Tranche”) as follows:
i.20% of the Separation Shares will be released when the average final trading price of the Company’s common stock for any 60-trading day period prior to the Repurchase Trigger Date (the “Threshold Price”) is equal to or exceeds $1.00 (the “First Tier”);

ii.20% of the Separation Shares will be released when the Threshold Price is equal to or exceeds $2.00 (the “Second Tier”);
iii.20% of the Separation Shares will be released when the Threshold Price is equal to or exceeds $3.00 (the “Third Tier”);
iv.20% of the Separation Shares will be released when the Threshold Price is equal to or exceeds $4.00 (the “Fourth Tier”); and
v.20% of the Separation Shares will be released when the Threshold Price is equal to or exceeds $5.00 (the “Fifth Tier” and, collectively with the other respectively named tiers, the “Price Tiers”).
The Restated Restriction Agreement also includes provisions governing the impact of a change in control on the release of certain Separation Shares.
The “Advisory Shares” consist of 953,784 shares (representing 25% of the Remaining Shares) and will be released from the transfer restrictions and the Amended Repurchase Option as follows:
i.All of the Advisory Shares will be released on the Advisory End Date, provided that a termination of the Advisory Services has not occurred prior to such date.
ii.In the event of a termination of the Advisory Services by Mr. Siminoff prior to the Advisory End Date other than due to the Company’s breach of its ongoing contractual obligations to Mr. Siminoff, subject to notice requirements, the Amended Repurchase Option will immediately apply to all of the Advisory Shares as of the date of such termination (the “Advisory Termination Date”), and the Company will be deemed to have automatically exercised such Amended Repurchase Option with respect thereto.
iii.In the event of a termination of the Advisory Services by the Company as a result of Mr. Siminoff’s willful failure or refusal to perform the Advisory Services in good faith in accordance with the terms of the Siminoff Transition Agreement (a “Termination for Cause”), subject to notice requirements, the Amended Repurchase Option will immediately apply to all of the Advisory Shares as of the Advisory Termination Date, and the Company will be deemed to have automatically exercised such Amended Repurchase Option with respect thereto.
iv.In the event of a termination of the Advisory Services by the Company other than a Termination for Cause or a change in control prior to the Advisory End Date, or in the event Mr. Siminoff terminates the Advisory Services as a result of the Company’s breach of its ongoing contractual obligations to Mr. Siminoff, the Amended Repurchase Option will immediately apply to the portion of the Advisory Shares represented by the solution to the following equation:

(1 – X/730) * 953,784, with “X” equaling the number of days elapsed between the Siminoff Separation Date and the Advisory Termination Date, and the Company will be deemed to have automatically exercised such Amended Repurchase Option with respect thereto.
With respect to the Advisory Shares to which the Amended Repurchase Option does not apply, such Advisory Shares will be released from the Amended Repurchase Option and the Transfer Restrictions on the Advisory Termination Date.
The descriptions of the Siminoff Transition Agreement and the Restated Restriction Agreement set forth above do not purport to be complete and are qualified in their entirety by reference to the full text thereof, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K (this “Report”) and incorporated herein by reference.
Item 7.01.    Regulation FD Disclosure.

On November 19, 2024, the Company issued a press release related to the information described in Item 5.02 above (the “Press Release”). A copy of the Press Release is furnished as Exhibit 99.1 to this Report.
The information set forth in Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 9.01.    Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Separation and Advisory Agreement and Release, dated as of November 18, 2024, by and between Latch Systems, Inc. and Jamie Siminoff.
10.2	Amended and Restated Common Stock Restriction Agreement, dated as of November 18, 2024, by and between Latch, Inc. and Jamie Siminoff.
99.1	Press Release dated November 19, 2024.
104	Cover Page Interactive Data File, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Latch, Inc.

Date:	November 19, 2024	By:	/s/ Priyen Patel
		Name:	Priyen Patel
		Title:	Senior Vice President and General Counsel